UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2012

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-09148 (Commission File Number)	54-1317776 (I.R.S. Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of principal executive offices)

(804) 289-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2012, The Brink’s Company (the “Company”) and Frank T. Lennon executed a letter agreement (the “Letter Agreement”) terminating the severance agreement between the Company and Mr. Lennon, dated as of September 22, 1997 and amended effective November 14, 2008 (the “Severance Agreement”).  As discussed in the Company’s definitive proxy statement on Schedule 14A, filed March 14, 2012, the Severance Agreement was the last remaining of several severance agreements that the Company entered into with its executives in the 1990s following the relocation of the Company’s headquarters to Richmond, Virginia, at which time the Company was considering various strategic alternatives.

The termination of the Severance Agreement is in accordance with the Company’s pay-for-performance philosophy and strong corporate governance.  As a result of the termination of the Severance Agreement, the Company is no longer party to any agreements that provide for a gross-up of excise taxes under Section 4999 of the Internal Revenue Code.  The Company and the Compensation and Benefits Committee of its Board of Directors continually evaluate the Company’s pay practices to ensure that they are consistent with the best practices of corporate governance.

The Letter Agreement is filed as Exhibit 10.1.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

            10.1     Letter Agreement, dated April 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 20, 2012

THE BRINK’S COMPANY

By:  /s/ McAlister C. Marshall, II
Name:    McAlister C. Marshall, II
Title:      Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated April 20, 2012